PROSPECTUS SUPPLEMENT NO. 13                Filed Pursuant to Rule 424(b)(3)
(To Prospectus dated January 2, 1998)       Registration No. 333-39699

                                $650,000,000
                            Rite Aid Corporation
                    5.25% Convertible Subordinated Notes
                           due September 15, 2002


        This Prospectus Supplement No. 13 supplements and amends the Prospectus dated January 2, 1998, as amended by Prospectus Supplement No. 1 dated February 9, 1998, Prospectus Supplement No. 2 dated March 16, 1998, Prospectus Supplement No. 3 dated April 16, 1998, Prospectus Supplement No. 4 dated May 27, 1998 Prospectus Supplement No. 5 dated May 29, 1998, Prospectus Supplement No. 6 dated June 30, 1998, Prospectus Supplement No. 7 dated July 30, 1998, Prospectus Supplement No. 8 dated August 31, 1998, Prospectus Supplement No. 9 dated October 7, 1998, Prospectus Supplement No. 10 dated October 23, 1998, Prospectus Supplement No. 11 dated December 2, 1998 and Prospectus Supplement No. 12 dated January 7, 1999 (the "Prospectus") relating to the 5.25% Convertible Subordinated Notes due September 15, 2002 (the "Notes") of Rite Aid Corporation, a Delaware corporation (the "Company") and the shares of common stock, par value $1.00 per share (the "Company Common Stock"), of the Company, issuable upon conversion of the Notes.

        The table on pages 20 through 23 of the Prospectus, which set forth information with respect to the Selling Holders (as defined in the Prospectus) and the respective amounts of Notes beneficially owned by each Selling Holder that may be offered pursuant to the Prospectus is hereby amended as follows:

        The deletion on page 20 of the Prospectus of:
               "Lutheran Brotherhood...............................6,000,000"

and the substitution therefor of the following:

               "Lutheran Brotherhood............................   3,000,000"

        The deletion on page 21 of the Prospectus of:

               "State of Oregon Equity.............................2,500,000"
               "PRIM Board.........................................2,600,000"
               "Delaware PERS......................................1,000,000"
               "LB Series Fund, Inc.............................   1,500,000"
               "Lutheran Brotherhood Income Fund ...............   1,500,000"

and the substitution therefor of the following:

               "State of Oregon Equity...............................900,000"
               "PRIM Board...........................................100,000"
               "LB Series Fund, Inc.............................   1,000,000"
               "Lutheran Brotherhood Income Fund..................   650,000"

The deletion on page 22 of the Prospectus of:

               "FSA, Inc.............................................625,000"
               "Island Insurance Convertible......................   150,000"
               "ICI American Holdings ...............................400,000"
               "ZENECA Holdings......................................400,000"
               "Starvest Invest Grade................................475,000"

and the substitution therefor of the following:

               "FSA, Inc.............................................490,000"
               "Island Insurance Convertible.......................   15,000"

        The deletion on page 23 of the Prospectus of:

               "McMahan Securities Company L.P.......................470,000"
               "Sage Capital.........................................350,000"
               "Nicholas Applegate Income and Growth Fund..........3,083,000"
               "San Diego City Retirement............................696,000"
               "Wake Forrest University .............................544,000"
               "Baird, Patrick & Co. Inc...........................4,400,000"
               "Smith Barney Inc...................................2,240,000"
               "Dunham & Associates Fund III..........................31,000"
               "Arkansas PERS......................................1,000,000"
               "Nalco Chemical Retirement............................150,000"
               "Any Other Holder of Notes or Future Transferee
                 from any Such Holder.............................36,199,000"

and the substitution therefor of the following:

               "McMahan Securities Company L.P....................   785,000"
               "Sage Capital ......................................2,650,000"
               "Nicholas Applegate Income and Growth Fund .........4,083,000"
               "San Diego City Retirement ...........................946,000"
               "Wake Forrest University .............................744,000"
               "Baird Patrick & Co. Inc............................1,500,000"
               "Smith Barney Inc. .................................2,195,000"
               "Dunham & Associates Fund III..........................95,000"
               "University of South Florida Foundation No. 2(1)......325,000"
               "Any Other Holder of Notes or Future Transferee
                 from any Such Holder.............................46,835,000"

        The Prospectus, together with this Prospectus Supplement No. 13, constitutes the prospectus required to be delivered by Section 5(b) of the Securities Act of 1933, as amended, with respect to offers and sales of the Notes and the Company Common Stock issuable upon conversion of the Notes. All references in the Prospectus to "this Prospectus" are hereby amended to read "this Prospectus (as supplemented and amended)"

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is March 25, 1999.

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(1)  Represents shares with respect to which Key Asset Management acts as investment manager.